UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2010 (August 19, 2010)

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01,	“Entry into a Material Definitive Agreement”

On August 19, 2010, Moody’s Corporation (the “Company”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), entered into an Indenture (the “Base Indenture”), the form of which was filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-3 (No. 333-168453) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on August 2, 2010.

On August 19, 2010, the Company and the Trustee entered into a Supplemental Indenture to the Base Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Supplemental Indenture relates to the Company’s 5.50% Senior Notes due 2020 (the “notes”). On August 19, 2010, the Company issued and sold $500 million aggregate principal amount of the notes in a public offering pursuant to the Registration Statement. The Supplemental Indenture includes a form of the notes. For a description of the material terms of the Indenture and the notes, see the information set forth below in Item 2.03, which is incorporated by reference into this Item 1.01.

Item 2.03,	“Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant”

On August 19, 2010, the Company issued and sold $500 million aggregate principal amount of the notes in a public offering pursuant to the Registration Statement. The net proceeds of the offering are expected to be used for general corporate purposes, including the redemption and repayment of short-term or long-term borrowings, which may include repayment of up to $150 million of borrowings under the Company’s five-year senior, unsecured revolving credit facility and repayment of up to $196 million of commercial paper debt; working capital; capital expenditures; acquisitions of or investments in businesses or assets; and purchases of the Company’s common stock under its authorized stock repurchase program.

The notes bear interest at the fixed rate of 5.50% and mature on September 1, 2020. Interest on the notes will be due semiannually on September 1 and March 1 of each year, commencing March 1, 2011. The notes are unsecured. The Company may prepay the notes, in whole or in part, at any time at a price equal to 100% of the principal amount being prepaid, plus accrued and unpaid interest and a “make-whole” prepayment premium. Additionally, at the option of the holders of the notes, the Company may be required to purchase all or a portion of the notes upon the occurrence of a “Change of Control Triggering Event,” as defined in the Indenture, at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase.

The Indenture contains covenants that limit the ability of the Company and certain of its subsidiaries to, among other things, incur or create liens and enter into sale and leaseback transactions. In addition, the Indenture contains a covenant that limits the ability of the Company to consolidate or merge with another entity or to sell all or substantially all of its assets to another entity.

The Indenture contains customary default provisions. In addition, an event of default will occur if the Company or certain of it subsidiaries fail to pay the principal of any Indebtedness (as defined in the Indenture) when due at maturity in an aggregate amount of $50 million or more, or a default occurs that results in the acceleration of the maturity of the Company’s or certain of it subsidiaries’ Indebtedness in an aggregate amount of $50 million or more. Upon the occurrence and during the continuation of an event of default under the Indenture, the notes may become immediately due and payable either automatically or by the vote of the holders of more than 25% of the aggregate principal amount of all of the notes then outstanding.

The description of the Base Indenture, Supplemental Indenture and the form of the notes are summaries and are qualified in their entirety by the terms of the indentures and the form of notes included therein. The Base Indenture, Supplemental Indenture and the form of the notes are filed as exhibits hereto.

Item 9.01,	“Financial Statements and Exhibits”

(d) Exhibits

4.1	Indenture, dated August 19, 2010, between the Company and Wells Fargo Bank, National Association, as trustee.

4.2	Supplemental Indenture, dated August 19, 2010, between the Company and Wells Fargo Bank, National Association, as trustee.

4.3	Form of notes (included in Exhibit 4.2).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

	By:	/S/ JOHN J. GOGGINS
John J. Goggins
Senior Vice President and General Counsel

Date: August 19, 2010

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Indenture, dated August 19, 2010, between the Company and Wells Fargo Bank, National Association, as trustee.

4.2	Supplemental Indenture, dated August 19, 2010, between the Company and Wells Fargo Bank, National Association, as trustee.

4.3	Form of notes (included in Exhibit 4.2).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York (included in Exhibit 5.1).